EX-27.n

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors of Jackson National Life Insurance Company of New York


We consent to the use of our report included herein on the financial statements of Jackson National Life Insurance Company of New York dated January 30, 2004, and to the reference to our firm under the heading "Services" in the Statement of Additional Information of the SEC Form N-6 Registration Statement.


/s/ KPMG LLP

Chicago, Illinois
April 28, 2004